Exhibit 32.2
CERTIFICATION OF MARC A. STAPLEY PURSUANT TO 18 U.S.C.
SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Illumina, Inc. (the “Company”) on Form 10-K for the year ended January 1, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sam A. Samad, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: February 13, 2017

By:	/s/ SAM A. SAMAD
Sam A. Samad
Senior Vice President and Chief Financial Officer

This certification accompanying the Report is not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities such Section, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before, on or after the date of the Report), irrespective of any general incorporation language contained in such filing.